UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2010

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

On May 28, 2010, we collected the net proceeds from the sale of our 5% gross overriding royalty interest in certain lands located in southeastern Saskatchewan to Ryland Oil Corporation.  Gross proceeds from the sale totaled $2.9 million, of which approximately $900,000 was withheld by Ryland and remitted to the Canadian Revenue Agency on our behalf, resulting in net proceeds received by us of approximately $2.0 million.

As of the close of business on June 1, 2010, we have repurchased and retired 1,277,000 shares of our outstanding common stock at an aggregate cost of approximately $72,000, pursuant to a stock repurchase program that was announced on March 29, 2010.  The Company’s Board of Directors authorized expending up to US$500,000 to repurchase shares on the open market.

On June 2, 2010, we issued a press release announcing the receipt of the sales proceeds and the status of the stock repurchase program.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1*	Press Release dated June 2, 2010, announcing the receipt of the ORRI sales proceeds from Ryland Oil Corporation.

___________ * Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer